                                                                     EXHIBIT 5.1
                                                                     -----------

                        [Letterhead of Piper Rudnick LLP]


                                                               6225 Smith Avenue
                                                  Baltimore, Maryland 21209-3600
                                             main 410.580.3000  fax 410.580.3001






June 28, 2002


ANWORTH MORTGAGE ASSET CORPORATION
1299 Ocean Avenue
Suite 200
Santa Monica, California 90401

         Re:      Registration Statement on Form S-3

Ladies and Gentlemen:

         We have acted as special Maryland counsel to Anworth Mortgage Asset Corporation, a Maryland corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of up to 2,000,000 shares of Common Stock, par value $0.01 per share (the "Common Stock"), of the Company pursuant to a Registration Statement of the Company on Form S-3 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission"), including the preliminary prospectus included therein (the "Prospectus"), relating to the 2,000,000 shares (the "Shares") of Common Stock that may be issued pursuant to the Company's 2002 Dividend Reinvestment and Stock Purchase Plan included in the Registration Statement (the "Plan"). This opinion is being furnished to you at your request in connection with the filing of the Registration Statement.

         In rendering the opinion expressed herein, we have reviewed originals or copies, certified or otherwise identified to our satisfaction, of the following documents:

                  (a) The Registration Statement, including the Prospectus and the Plan included therein, in the form to be filed with the Commission.

                  (b) The charter of the Company (the "Charter"), as in effect on the date hereof, certified by the Department of Assessments and Taxation of the State of Maryland (the "MSDAT"), and bylaws of the Company (the "Bylaws"), as amended and restated and in effect on the date hereof, of the Company.

                  (c) Certified resolutions of the Board of Directors of the Company relating to the authorization of the filing of the Registration Statement and of the Shares.

                  (d) A short-form good standing certificate for the Company, dated a recent date, issued by the MSDAT.

                  (e) A Certificate of Secretary of the Company, dated the date hereof (the "Certificate"), as to certain factual matters.

                                              Anworth Mortgage Asset Corporation
                                                                   June 28, 2002
                                                                          Page 2




                  (f) Such other documents as we have considered necessary to the issuance of this opinion.

         In our examination of the aforesaid documents, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the aforesaid documents, the authenticity of all documents submitted to us as originals, the conformity with originals of all documents submitted to us as copies (and the authenticity of the originals of such copies), and the accuracy and completeness of all public records reviewed by us. In making our examination of documents executed by parties other than the Company (and for purposes of the documents referred to below, to be executed by parties other than the Company), we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder, and we have also assumed the due authorization by all requisite action, corporate or other, and the valid execution and delivery by such parties of such documents and the validity, binding effect, and enforceability thereof with respect to such parties. As to any facts material to this opinion, we have relied solely upon the Certificate.

         Based upon the foregoing, having regard for such legal considerations as we deem relevant, and limited in all respects to applicable Maryland law, we are of the opinion and advise you that the issuance of the Shares has been duly authorized, and, when issued, delivered and paid for in accordance with the terms and conditions of the Plan, such Shares will be validly issued, fully paid and non-assessable.

         In addition to the qualifications set forth above, this opinion is subject to the qualification that we express no opinion as to the laws of any jurisdiction other than the State of Maryland. We assume that the issuance of the Shares will not cause the Company to issue shares of Common Stock in excess of the number of such shares authorized by the Company's Charter and will not violate any of the Common Stock Ownership Limit provisions of the Company's Charter (as defined in Article IX thereof). This opinion concerns only the effect of the laws (exclusive of the securities or "blue sky" laws and the principles of conflict of laws) of the State of Maryland as currently in effect. We assume no obligation to supplement this opinion if any applicable laws change after the date hereof or if any facts or circumstances come to our attention after the date hereof that might change this opinion.

         We hereby consent to (i) the reference to this firm under the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement and (ii) the filing of this opinion as an exhibit to the Registration Statement. Allen Matkins Leck Gamble & Mallory LLP is authorized to rely on this opinion as if it were addressed to them solely for the purpose of rendering their opinion to be filed as Exhibit 8.1 to the Registration Statement. This opinion is furnished to you for your use in connection with the Registration Statement.

                                              Anworth Mortgage Asset Corporation
                                                                   June 28, 2002
                                                                          Page 3




                                Very truly yours,

                                /s/ Piper Rudnick LLP